UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 14, 2016

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1610 Vancouver, B.C.		V7Y 1K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
On July 14, 2016, Silver Bull Resources, Inc. (the “Company”) entered into a series of substantially similar subscription agreements (each, a “Subscription Agreement”) with certain investors providing for the issuance and sale by the Company to the investors of an aggregate 4,340,000 units (the “Units”) of the Company at a price of CDN$0.15 per Unit for gross proceeds of CDN$651,000.  Each Unit will consist of one share of common stock of the Company (a “Common Share”) and one common share purchase warrant (a “Warrant”).  Each Warrant entitles the holder thereof to acquire one Common Share at a price of CDN$0.16 until the date that is three years following the closing of the Private Placement.  If, commencing on the date that is four months after the closing of the Private Placement, the closing price of the Common Shares on the Toronto Stock Exchange (the “TSX”) is higher than CDN$0.30 for 20 consecutive trading days, then on the 20th consecutive trading day (the “Acceleration Trigger Date”) the expiry date of the Warrants may be accelerated to the 20th trading day after the Acceleration Trigger Date by the issuance, within three trading days of the Acceleration Trigger Date, of a news release announcing such acceleration.
In addition, the Company entered into a Placement Agent Agreement, dated July 7, 2016 (the “Placement Agent Agreement”), with Sprott Global Resource Investments, Ltd. (“Sprott”), pursuant to which the Company agreed to pay Sprott an aggregate cash commission of CDN$30,060, in addition to an aggregate 200,400 non-transferable common share purchase warrants (the “Placement Agent’s Warrants”), subject to final approval of the TSX.  Each Placement Agent’s Warrant (i) entitles Sprott to acquire one Common Share until the date that is two years following the closing of the Private Placement at the greater of (A) CDN$0.15 and (B) the five-day volume-weighted average price preceding notice of the Private Placement to the TSX and (ii) is subject to the acceleration provision noted above.
All securities to be issued in the Private Placement are subject to a hold period under applicable Canadian securities laws, which will expire four months plus one day from the closing date of the Private Placement, and will be restricted securities under U.S. securities laws.  The Company relied on the exemption from registration under Section 4(a)(2) of the U.S. Securities Act of 1933, as amended, or Rule 506 of Regulation D, or Regulation S, for purposes of the Private Placement.  This Current Report on Form 8-K is not, and shall not be deemed to be, an offer to sell or the solicitation of an offer to buy any of the securities.
The foregoing descriptions of the Subscription Agreements, Warrants, Placement Agent Agreement and Placement Agent’s Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the form of Subscription Agreement, form of Warrant, Placement Agent Agreement and form of Placement Agent’s Warrant filed herewith as Exhibits 10.1, 10.2 10.3 and 10.4, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.
Item 3.02	Unregistered Sales of Equity Securities.
Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.
(d)            Exhibits.
Exhibit No.	Description
10.1	Form of Silver Bull Resources, Inc. Subscription Agreement, dated as of July 14, 2016
10.2	Form of Silver Bull Resources, Inc. Warrant Certificate (Investors)
10.3	Placement Agent Agreement, dated as of July 7, 2016, by and between Silver Bull Resources, Inc. and Sprott Global Resource Investments, Ltd.
10.4	Form of Silver Bull Resources, Inc. Warrant Certificate (Sprott Global Resource Investments, Ltd.)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 19, 2016

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
	Name:	Sean Fallis
	Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
10.1	Form of Silver Bull Resources, Inc. Subscription Agreement, dated as of July 14, 2016
10.2	Form of Silver Bull Resources, Inc. Warrant Certificate (Investors)
10.3	Placement Agent Agreement, dated as of July 7, 2016, by and between Silver Bull Resources, Inc. and Sprott Global Resource Investments, Ltd.
10.4	Form of Silver Bull Resources, Inc. Warrant Certificate (Sprott Global Resource Investments, Ltd.)